EXHIBIT 10.1

101 Marietta Street, NW, Centennial Tower, Suite 2600, Atlanta, GA 30303
Phone: 404-230-5705……Fax: 404-230-5710

ASSET & GOODWILL PURCHASE AGREEMENT

   THIS ASSET & GOODWILL PURCHASE AGREEMENT (the "Agreement") dated as of the 20th day of November, 2006, is made and entered into by and between Winsonic Digital Media Group, Ltd., a Nevada Corporation (the "Buyer"), DV Photo Shop, with its principal place of business located at 101 Marietta Street, NW, Centennial Tower, Suite 130, Atlanta, GA 30303 and Sung Yeol “Scott” Yoon, a Georgia resident (the "Seller") (the Buyer and the Seller are sometimes referred to herein collectively as the "Parties").

   WHEREAS, the Seller has independently developed, owned and will continue to own on the Closing Date (as defined in Section 2) (a) all of the assets of DV Photo Shop (the “Assets”) and (b) the close personal and ongoing business relationships, trade secrets and knowledge in connection with the Buyer's business of the sale of products and services related to DV Photo Shop, through his personal ability, personality, reputation, skill and integrity, and other information relating thereto (collectively, the "Goodwill"), which the Seller desires to sell to the Buyer as hereinafter provided; and

   WHEREAS, Seller is not subject to a non-competition or similar restrictive covenant agreement relating to the Assets and Goodwill; and

   WHEREAS, the Buyer desires to acquire all of the Assets and Goodwill, as hereinafter provided:

   NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. PURCHASE PRICE AND EXCHANGE OF CONSIDERATION. The Seller agrees to sell, assign, transfer, convey and deliver to the Buyer at the Closing the assets and Goodwill including, but not limited to, all of the Sellers' respective rights and benefits related to the assets and Goodwill. In exchange for the assets and Goodwill and subject to the terms and conditions of this Agreement, the Buyer has issued to the Seller a 6% Convertible Subordinated Promissory Note for Sixty Thousand Dollars ($60,000) in the names of JungSook Yoon, HeungWoo Park, and SunWoo Park, which can be converted into shares of common stock of the buyer at a rate of $0.58 per share; Sixty Thousand Dollars ($60,000) worth of the Buyer’s common stock at a rate of $0.58 (i.e., 103,448 shares) in the names of JungSook Yoon, HeungWoo Park, and SunWoo Park; and Eighty Thousand Dollars ($80,000) worth of the Buyer’s common stock at a rate of $0.58 (i.e., 137,931 shares) in the name of Sung Yeol Yoon. The payment required by this Section 1 shall not be affected by the death or disability of the Seller or the breach or termination by Seller of any agreement (other than this Agreement) between Seller and the Buyer.

2. CLOSING/TERMINATION. The sale and assignment of the Assets and Goodwill (the "Closing") shall take place at the offices of the Buyer on November 20, 2006, or at such other time and date as the Buyer and the Seller may agree (the "Closing Date"). The effective time of the transactions contemplated hereby shall be 12:01 a.m. on the Closing Date.

3. REPRESENTATIONS AND WARRANTIES. The Seller personally represents and warrants to the Buyer as follows:

3.1 OWNERSHIP. All of the Assets and Goodwill are owned, and immediately prior to the Closing will be owned, by the Seller, free and clear of all liens, encumbrances, claims, options, security interests, calls and commitments of any kind. The Seller has full legal right, power and authority to enter into this Agreement and to sell, assign and transfer the Assets and Goodwill to the Buyer and, on the Closing Date, the sale and assignment of the Assets and Goodwill to the Buyer hereunder will transfer to the Buyer valid title thereto, free and clear of all liens, encumbrances, claims, options, security interests and commitments of any kind.

3.2 NO RESTRICTIONS. Seller is not currently a party to any contract, employment agreement, non-compete agreement or any other contract or agreement or subject to any other restriction or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly or in the aggregate, materially and adversely affects or restricts or is likely to materially and adversely affect or restrict the Assets or Goodwill or the Buyer's acquisition, use or enjoyment thereof.

3.3 APPROVAL AND AUTHORIZATION. The execution and delivery of this Agreement by Seller and the performance of the transactions contemplated herein have been duly and validly authorized by Seller, and this Agreement is a legal, valid and binding obligation of Seller, enforceable against him in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditor's rights and general equity principles.

3.4 ECONOMIC BENEFITS. To the best of his knowledge, Seller is not aware of any present facts or any pending events, which would prevent the Buyer from realizing the economic benefits associated with the Assets and Goodwill in the same manner as presently enjoyed by the Seller.

3.5 NO CONFLICTS. The execution and delivery of this Agreement by Seller does not, and his consummation of the transactions contemplated hereby does not and will not, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in the violation of or constitute a default under any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition, lien, pledge, security interest or other encumbrance upon the Assets and Goodwill pursuant to any material contract, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Seller is a party or by which he or his respective assets (including the Goodwill) are bound and to his knowledge, does not and will not violate or conflict with any other material restriction of any kind or character to which the Seller is subject or by which his assets (including the Goodwill) may be bound.

4.  REPRESENTATIONS AND COVENANTS OF BUYER. The Buyer represents and warrants as follows:

4.1 EXISTENCE AND GOOD STANDING. The Buyer has been duly organized and validly exists in good standing under the laws of the State of Nevada.

4.2 NO DEFAULT. The execution of this Agreement by the Buyer and the performance of its obligations hereunder will not violate or result in a breach of or constitute a default under the Buyer's Articles of Incorporation, or any material agreement to which the Buyer is a party or by which it or its assets are bound.

4.3 APPROVAL AND AUTHORIZATION. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditor's rights and general equity principles.

5.  PRESERVATION AND MAINTENANCE OF THE ASSETS & GOODWILL. The Seller shall cooperate with the Buyer after the Closing Date in connection with all reasonable actions deemed necessary by the Buyer to transition the economic value of the Assets and Goodwill to the Buyer.

6. SURVIVAL. The representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or in connection with this Agreement shall survive the Closing Date and for three (3) years thereafter, and shall not be affected by any examination made on behalf of the Parties.

7. GENERAL.

7.1 FURTHER ASSURANCES. The Seller will cooperate with the Buyer on and after the Closing Date in furnishing information and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date and will take or cause to be taken such further action, and will execute, deliver and file such further documents and instruments as the Buyer reasonably requests in order to effectuate fully the purposes, terms and conditions of this Agreement.

7.2 ASSIGNMENT: BINDING EFFECT. This Agreement and the rights of the Buyer hereunder may be assigned by the Buyer. This Agreement and the rights of the Seller hereunder may not be assigned by Seller. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, the successors and assigns of the Buyer and the heirs, beneficiaries and legal representatives of the Seller.

7.3 EXECUTION. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

7.4 BROKERS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

7.5 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

(a) If to Buyer, addressed to it at:

101 Marietta Street, NW
Centennial Tower, Suite 2600
Atlanta, GA 30303
Telephone #: (404) 230-5705
Facsimile #: (4040 230-5710

(b) If to the Sellers, addressed to him at:

Sung Yeol Yoon
 2181 Meadow Peak Road
Duluth, Georgia 30097
Telephone #: (404) 668-6197

7.6 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO SUCH STATE'S CONFLICTS OF LAWS OR CHOICE OF LAW RULES.

7.7 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

7.8 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes hereto) and the documents delivered pursuant hereto or in connection herewith constitute the entire agreement and understanding between the Seller and the Buyer and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. The Seller acknowledges that he has (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from the Buyer or its counsel regarding the tax consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Parties.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

SELLER:	BUYER:

WINSONIC DIGITAL MEDIA GROUP, LTD.
/s/ Sung Yeol Yoon Sung Yeol “Scott” Yoon
	By:	/s/ Winston Johnson
Winston Johnson Chairman/CEO